Exhibit 99.1

News Release
#08-12
FOR IMMEDIATE RELEASE	CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace, Inc.
(561) 791-5000 ext. 1450

B/E AEROSPACE TO ACQUIRE HONEYWELL’S AEROSPACE DISTRIBUTION BUSINESS
FOR $1.05 BILLION; TRANSACTION SIGNIFICANTLY ACCRETIVE;
RAISES 2009 AND 2010 FINANCIAL GUIDANCE

WELLINGTON, FL, June 9, 2008 – B/E Aerospace, Inc. (Nasdaq:BEAV), today announced that it has signed a definitive agreement with Honeywell International Inc. to acquire the assets of Honeywell’s Consumables Solutions distribution business (HCS).  As part of the transaction B/E Aerospace will enter into a 30-year contract to become Honeywell’s exclusive licensee with respect to the sale to the global aerospace industry of Honeywell proprietary fasteners, seals, gaskets and electrical components associated with such products as Honeywell’s Engines, APU’s, avionics, and wheels and brakes.  B/E Aerospace will also become the exclusive supplier of such consumable products, as well as standard fasteners and consumables to support Honeywell’s internal manufacturing needs.

“The combination of HCS and B/E Aerospace will create a leading global distributor and value added supply chain manager of aerospace hardware and other consumable products from locations in all key geographic markets worldwide.  The combined Company will serve as a distributor for every major aerospace fastener manufacturer in the world.  In addition, the significant product line expansion and operating synergies created by the combination will enhance our ability to serve our customers and create significant value for our shareholders,” said Amin J. Khoury, Chairman and Chief Executive Officer of B/E Aerospace.

Revenues and pro forma EBITDA, exclusive of synergies, for the latest twelve months ended March 31, 2008 (LTM) for the HCS business, including the license and supply agreements, were approximately $553 million and $83 million, respectively.  Tax-deductible goodwill arising on completion of the transaction will provide B/E Aerospace with an estimated net present value of approximately $143 million resulting in an effective price of $907 million or approximately 10.9x LTM EBITDA, excluding synergies, and approximately 5.4x LTM EBITDA, including synergies.  The transaction is expected to yield synergies of at least $84 million per year by 2011, thereby creating substantial additional shareholder value.  The annual synergies that are expected to be realized over the three-year period 2009 to 2011 are as follows: approximately $10 million to $30 million or approximately $0.05 to $0.20 per share in 2009, approximately $30 million to $60 million or approximately $0.20 to $0.40 per share in 2010 and at least $84 million or approximately $0.55 per share in 2011.

The purchase consideration of $1.05 billion consists of at least $800 million in cash plus an additional amount of $250 million which will be paid in B/E Aerospace common stock or cash, at the Company’s election, although in no event will less than 6 million shares be issued if the value of the stock component is less than $250 million.  The share component of the $250 million portion of the purchase price will be valued depending upon the value of the shares, determined as the volume-weighted average share price based on the 10 consecutive trading days ending on, and including, the date that is two trading days prior to the closing date.  Honeywell and B/E Aerospace have entered into a stockholders agreement which includes a holding period for two years with respect to 50 percent of its B/E Aerospace shares and for one year with respect to all of its B/E Aerospace shares and which includes a stand-still provision.  B/E Aerospace will fund the cash consideration and simultaneously refinance its $150 million of funded debt under its existing credit facilities with a new $1.35 billion fully-committed Senior Credit Facility from JPMorgan, Credit Suisse and UBS Investment Bank including an undrawn $350 million Revolving Credit Facility and a $1.0 billion Term Loan B.

Consummation of the transaction is subject to customary regulatory approvals.  Pro forma total debt-to-total capitalization, as of the twelve months ended March 31, 2008, will be approximately 40 percent.  B/E Aerospace expects to fund the transaction with the new Senior Credit Facility but is also considering other forms of debt financing.

Approximately $84 million of synergies is expected to arise over the next three years as the result of:

1.	Consolidation of multiple sales offices, forward stocking locations and operational facilities;

2.	Leveraging of B/E Aerospace’s robust IT and automated inventory retrieval systems to support the entire integrated business;

3.	Transition of the HCS “broker” business model to the B/E Aerospace distribution business model.

“Much hard work and significant investment will be required to complete the integration, which is expected to be implemented in phases over a three year period.  Both B/E Aerospace and HCS have excellent managerial, sales, procurement, IT and logistics personnel.  We will be retaining the best personnel from both organizations, and we welcome the many HCS personnel who will be joining B/E Aerospace.  We have a rigorous integration planning process underway and expect to assemble a fully staffed integration team consisting of key members of both organizations within 15 days,” commented Mr. Khoury.

The inventory investment required to convert the HCS business to the B/E Aerospace business model is expected to be approximately $200 million over a three-year period.  Integration and cash consolidation costs are expected to be approximately $15 to $20 million.

As a result of the expected accretive nature of this transaction, B/E Aerospace announced that it is raising its earnings guidance for 2009 and 2010.  The Company is increasing its 2009 earnings per share guidance by $0.05 per diluted share to approximately $2.85 per diluted share and its 2010 earnings per share guidance by $0.15 per diluted share to approximately $3.65 per diluted share.  The transaction is expected to be slightly dilutive to full year 2008 earnings per share as a result of acquisition related effects.  In 2009, the first full fiscal year after expected completion of the transaction, the B/E Aerospace distribution business segment is expected to be our largest and most profitable segment and is expected to generate revenues of approximately $1.2 billion representing approximately 43 percent of B/E Aerospace’s expected 2009 revenues of approximately $2.8 billion.

Mr. Khoury continued, “Growth in our aerospace consumables distribution segment is expected to exceed industry growth as we continue to expand our product line and our customer base and as we continue to gain share.”

“Overall, our expectation for B/E Aerospace to continue to deliver superior earnings performance over the next three years remains intact.  This is consistent with the long term visibility arising from our high in quality growing backlog in addition to expected follow on orders.”

Credit Suisse Securities (USA) and UBS Investment Bank acted as financial advisors to B/E Aerospace, and provided fairness opinions to the Board of Directors of B/E Aerospace on the financial terms of the transaction.  Shearman & Sterling LLP provided legal advice to B/E Aerospace.

B/E Aerospace will host a conference call today, Monday, June 9, 2008, at 11:00 a.m. (Eastern Time) to discuss the acquisition of HCS.  Investors can call 1-888-663-2240 (domestic) or 913-312-1452 (international), with the access code 3347851, or listen via live audio webcast.  To listen live and view the presentation, visit the Investors section of the B/E Aerospace, Inc. website www.beaerospace.com  and follow the link to "Webcasts”.  A replay of the call will be available beginning at 1:00 p.m. (Eastern Time) on June 9, 2008, through 1:00 p.m. June 14, 2008 (Eastern Time), at 1-888-203-1112 (domestic) or 1-719-457-0820 (international), with the access code 3347851.  The replay will also be available at www.beaerospace.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements include, but are not limited to, the completion of, and benefits from, the acquisition, B/E Aerospace’s financial guidance and industry expectations for the next several years.  Such forward-looking statements involve risks and uncertainties.  B/E Aerospace’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include changes in market and industry conditions and those discussed in B/E Aerospace’s filings with the Securities and Exchange Commission, which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  For more information, see the section entitled “Forward-Looking Statements” contained in B/E Aerospace’s Annual Report on Form 10-K and in other filings.  The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws, we do not intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

      About B/E Aerospace, Inc.

      B/E Aerospace, Inc. is the world’s leading manufacturer of aircraft cabin interior products, and the leading aftermarket distributor of aerospace fasteners.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting, oxygen, and food and beverage preparation and storage equipment.  The Company also provides cabin interior design, reconfiguration and passenger-to-freighter conversion services.  Products for the existing aircraft fleet - the aftermarket - generate about 60 percent of sales.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.  For more information, visit the B/E Aerospace, Inc. website at www.beaerospace.com.

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